The information contained herein has been prepared solely for the use of Greenwich Capital Markets, Inc. and has not been independently verified by Greenwich Capital Markets, Inc. Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein.

The information contained herein will be superseded by the description of the mortgage loans contained in the prospectus supplement. Such information supersedes the information in all prior collateral term sheets, if any.

HVMLT 2005-11

Group 2

Originator	% of Group	WA FICO	WA LTV	WA DTI
LOANCENTER	0.7%	657	77.3	N/A
PMC	3.5%	700	79.0	40.4
ELOAN	0.6%	675	74.4	43.7
PLAZA	14.8%	718	75.8	39.4
GATEWAY	1.4%	719	81.9	29.7
LOANLINK	2.7%	738	76.9	37.5
HOMEFIELD	1.6%	687	74.1	36.8
METROCITIES	5.7%	714	69.5	31.8
PAUL FINANCIAL	14.3%	717	71.8	36.0
SIERRA PACIFIC	10.0%	718	77.3	35.9
SECURED BANKERS	12.9%	716	71.4	32.1
ALLIANCE BANCORP	7.1%	706	76.1	36.5
HOME LOAN CENTER	5.1%	704	69.9	33.9
COMMUNITY LENDERS	5.4%	716	75.6	37.3
COMMERCIAL CAPITAL	14.2%	734	65.5	34.1